Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL

YEAR 2011 FINANCIAL RESULTS

CHELMSFORD, Mass., February 24, 2011 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the second quarter ended January 29, 2011. Revenue for the second quarter of fiscal 2011 was $12.2 million, compared with $16.2 million for the second quarter of fiscal 2010.

Net loss for the second quarter of fiscal 2011, on a generally accepted accounting principles (“GAAP”) basis, was $3.5 million, or $0.12 per share, compared with a GAAP net loss of $1.2 million, or $0.04 per share for the second quarter of fiscal 2010. Non-GAAP net loss for the second quarter of fiscal 2011 was $3.1 million, or $0.11 per share, compared with non-GAAP net loss of $0.5 million, or $0.02 per share for the second quarter of fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first six months of fiscal 2011, on a GAAP basis, was $10.0 million or $0.35 per share, compared with net loss of $11.6 million or $0.41 per share for the first six months of fiscal 2010. Non-GAAP net loss for the first six months of fiscal 2011 was $8.8 million, or $0.31 per share, compared with non-GAAP net loss of $3.6 million, or $0.13 per share for the first six months of fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Our second quarter results reflect the continuing market challenges in our bandwidth management business,” said Daniel E. Smith, president and chief executive officer. “The level of engagement and interest from potential customers for our IQstream mobile broadband optimization solution remains high and we are excited about the opportunities we are pursuing.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release may constitute forward-looking statements regarding future events that involve risks and uncertainties. Risks and uncertainties in the Company’s business include, but are not limited to, reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband products and the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Jan 29, 2011	July 31, 2010
Assets

Current assets:
Cash and cash equivalents	$215,029	$104,416
Short-term investments	217,855	450,722
Accounts receivable, net	10,488	14,168
Inventories	11,288	11,175
Prepaids and other current assets	1,920	1,873

Total current assets	456,580	582,354

Property and equipment, net	5,876	6,569
Long-term investments	12,082	81,739
Other assets	369	358

Total Assets	$474,907	$671,020

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$10,187	$10,930
Other current liabilities	8,903	10,455

Total current liabilities	19,090	21,385

Long term deferred revenue	2,757	3,918
Long term liability	1,700	1,714

Total liabilities	23,547	27,017

Common stock	29	28
Additional paid-in capital	1,577,611	1,759,520
Accumulated deficit	(1,126,204)	(1,116,160)
Other equity	(76)	615

Total stockholders’ equity	451,360	644,003

Total Liabilities and Stockholders’ Equity	$474,907	$671,020

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 29, 2011	Jan 23, 2010	Jan 29, 2011	Jan 23, 2010

Revenue	$12,157	$16,174	$23,866	$31,798
Cost of revenue	5,117	6,879	12,002	14,726

Gross profit	7,040	9,295	11,864	17,072

Operating expenses:
Research and development	6,239	7,761	13,550	16,433
Sales and marketing	2,643	2,759	5,243	5,344
General and administrative	2,030	2,444	4,156	4,752
Restructuring Expense	—	(88)	—	5,140
Asset impairment	—	—	—	1,076

Total operating expenses	10,912	12,876	22,949	32,745

Loss from operations	(3,872)	(3,581)	(11,085)	(15,673)

Interest and other income, net	470	1,641	1,238	3,461

Loss before income taxes	(3,402)	(1,940)	(9,847)	(12,212)
Income tax expense (benefit)	103	(727)	197	(607)

Net loss	$(3,505)	$(1,213)	$(10,044)	$(11,605)

Net loss per share:
Basic	$(0.12)	$(0.04)	$(0.35)	$(0.41)
Diluted	$(0.12)	$(0.04)	$(0.35)	$(0.41)

Weighted average shares outstanding:
Basic	28,531	28,420	28,491	28,418
Diluted	28,531	28,420	28,491	28,418

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 29, 2011	Jan 23, 2010	Jan 29, 2011	Jan 23, 2010

Revenue	$12,157	$16,174	$23,866	$31,798
Cost of revenue	5,016	6,762	11,482	14,407

Gross profit	7,141	9,412	12,384	17,391

Operating expenses:
Research and development	6,179	7,496	13,343	15,844
Sales and marketing	2,534	2,517	4,965	4,890
General and administrative	1,922	2,235	3,900	4,374

Total operating expenses	10,635	12,248	22,208	25,108

Loss from operations	(3,494)	(2,836)	(9,824)	(7,717)

Interest and other income, net	470	1,641	1,238	3,461

Loss before income taxes	(3,024)	(1,195)	(8,586)	(4,256)
Income tax expense (benefit)	103	(727)	(197)	(607)

Net loss	$(3,127)	$(468)	$(8,783)	$(3,649)

Net loss per share:
Basic	$(0.11)	$(0.02)	$(0.31)	$(0.13)
Diluted	$(0.11)	$(0.02)	$(0.31)	$(0.13)

Weighted average shares outstanding:
Basic	28,531	28,420	28,491	28,418
Diluted	28,531	28,420	28,491	28,418

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 29, 2011	Jan 23, 2010	Jan 29, 2011	Jan 23, 2010

GAAP net loss	$(3,505)	$(1,213)	$(10,044)	$(11,605)

Stock-based compensation expense:
Cost of revenue	101	130	181	255
Research and development	60	265	207	589
Sales and marketing	109	242	278	454
General and administrative	108	209	256	378

Total stock based compensation expense	378	846	922	1,676
Asset impairment charge:
Operating expense	—	—	—	1,076
Restructuring and other asset impairments:
Operating expense	—	(88)	—	5,140
Cost of revenue	—	(13)	339	64

Non-GAAP net loss	$(3,127)	$(468)	$(8,783)	$(3,649)